$3,000,000,000

AMENDMENT NO. 4

dated as of April 3, 2008

to the Five-Year Credit Agreement

dated as of May 20, 2004

among

Marathon Oil Corporation

The Co-Agents and Other Lenders Party Hereto

Bank of America, N.A.,
as Syndication Agent

Citibank, N.A. and
Morgan Stanley Bank,

as Documentation Agents,

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

AMENDMENT NO. 4 TO FIVE-YEAR CREDIT AGREEMENT

AMENDMENT dated as of April 3, 2008 to the Five-Year Credit Agreement dated as of May 20, 2004 (as heretofore amended, the “Credit Agreement”) among MARATHON OIL CORPORATION (the “Borrower”), the CO-AGENTS and other LENDERS (the “Lenders”) party hereto, BANK OF AMERICA, N.A., as Syndication Agent, CITIBANK, N.A. and MORGAN STANLEY BANK, as Documentation Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested an extension of the term of the Credit Agreement pursuant to Section 2.19 of the Credit Agreement; and

WHEREAS, the parties desire to memorialize such extension through this Amendment rather than through the documentary procedures set out in Section 2.19 of the Credit Agreement; and

WHEREAS, the aggregate amount of the Letter of Credit Liabilities under the Credit Agreement does not currently exceed $250,000,000; and

WHEREAS, the parties hereto desire to amend Section 2.18(a) of the Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2.  Amendment.  Section 2.18(a) of the Credit Agreement is amended by changing the amount specified therein from $500,000,000 to $250,000,000.

Section 3.  Extension of Termination Date. The Termination Date is extended for a period of one-year to May 4, 2013, with respect to each Lender executing and delivering a counterpart hereof.

Section 4.  Representations of Borrower.  The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in

Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Event of Default will have occurred and be continuing on such date.

Section 5.  Effect of Amendments.  Except as expressly set forth herein, the amendments contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8. Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to satisfaction of the following conditions:

(a)           the Administrative Agent shall have received from theBorrower and from Lenders comprising the Required Lenders acounterpart hereof signed by such party or facsimile or other writtenconfirmation (in formsatisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(b)           the Administrative Agent shall have received an opinion ofthe General Counsel or Assistant General Counsel of the Borrower datedas of the Amendment Effective Date, in form and substance satisfactory tothe Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MARATHON OIL CORPORATION
By:		/s/ Paul C. Reinbolt
	Name:	Paul C. Reinbolt
	Title:	Vice President, Finance & Treasurer

Administrative Agent JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender
By:		/s/ Kevin J. Utsey
	Name:	Kevin J. Utsey
	Title:	Vice President

Syndication Agent BANK OF AMERICA, N.A., as Syndication Agent and as Lender
By:		/s/ Jay Salitza
	Name:	Jay Salitza
	Title:	Vice President

Documentation Agent MORGAN STANLEY BANK, as a Documentation Agent and as Lender
By:		/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory

CITIBANK, N.A., as a Documentation Agent and as Lender
By:		/s/ Todd Mogil
	Name:	Todd Mogil
	Title:	Vice President

Lenders ABN AMRO BANK N.V.
By:		/s/ R. Scott Donaldson
	Name:	R. Scott Donaldson
	Title:	Director

By:	:	/s/ M. Aamir Khan
	Name	M. Aamir Khan
	Title:	Vice President

BNP PARIBAS
By:		/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

By:	:	/s/ Russell Otts
	Name	Russell Otts
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:		/s/ Linda Terry
	Name:	Linda Terry
	Title:	Vice President & Manager

DEUTSCHE BANK AG NEW YORK BRANCH
By:		/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

By:		/s/ Rainer Meier
	Name:	Rainer Meier
	Title:	Vice President

NATIONAL CITY BANK
By:		/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

THE BANK OF NOVA SCOTIA
By:		/s/ A. Ostrov
	Name:	A. Ostrov
	Title:	Director

FIFTH THIRD BANK
By:		/s/ Mike Mendenhall
	Name:	Mike Mendenhall
	Title:	Vice President

THE BANK OF NEW YORK
By:		/s/ Hussam S. Alsahlani
	Name:	Hussam S. Alsahlani
	Title:	Vice President

COMERICA BANK
By:		/s/ De Von Lang
	Name:	De Von Lang
	Title:	Corporate Banking Officer

CREDIT SUISSE, Cayman Islands Branch, formerly known as CREDIT SUISSE FIRST BOSTON
By:		/s/ David Dodd
	Name:	David Dodd
	Title:	Director

By:	:	/s/ Christopher Day
	Name	Christopher Day
	Title:	Associate

DNB NOR BANK ASA
By:		/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

By:	:	/s/ Henrik Asland
	Name	Henrik Asland
	Title:	Senior Vice President

MIZUHO CORPORATE BANK, LTD.
By:		/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

THE ROYAL BANK OF SCOTLAND plc
By:		/s/ Brian D. Williams
	Name:	Brian D. Williams
	Title:	Vice President

STANDARD CHARTERED BANK
By:		/s/ Felipe Macia
	Name:	Felipe Macia
	Title:	Director Syndications, Americas

By:	:	/s/ Robert K. Reddington
	Name	Robert K. Reddington
	Title:	AVP/Credit Documentation Credit Risk Control

SUMITOMO MITSUI BANKING CORPORATION
By:		/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	General Manager

US BANK, N.A.
By:		/s/ Kevin S. McFadden
	Name:	Kevin S. McFadden
	Title:	Vice President

RIYAD BANK
By:		/s/ William B. Shepard
	Name:	William B. Shepard
	Title:	General Manager

By:	:	/s/ Paul N. Travis
	Name	Paul N. Travis
	Title:	Vice President & Head of Corporate Finance

BANCO BILBAO VIZCAYA ARGENTARIA
By:		/s/ Guilherme Gobbo
	Name:	Guilherme Gobbo
	Title:	Vice President Global Corporate Banking

By:	:	/s/ Anne-Maureen Sarfati
	Name	Anne-Maureen Sarfati
	Title:	Vice President Global Corporate Banking

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:		/s/ William Rogers
	Name:	William Rogers
	Title:	Vice President